Exhibit 99.1

Outset Medical Announces Departure of CFO and Appointment of Nabeel Ahmed as Interim CFO

Reports Preliminary Results for Second Quarter 2021

San Jose, CA – July 1, 2021 — Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today announced that Rebecca Chambers will step down from her position as Chief Financial Officer to pursue other opportunities, effective July 16, 2021. Nabeel Ahmed, current Vice President, Finance, has been named Interim Chief Financial Officer effective upon Ms. Chambers’ departure.

Outset announced that preliminary unaudited net revenue for the second quarter of 2021 is expected to be in the range of $24.5 million to $25.0 million, representing growth of 109% to 113% over Q2 of 2020.

“On behalf of myself and the board of directors, we want to thank Rebecca for her contributions to Outset. She has been a key contributor to our success to date, and we wish her the best in her future endeavors,” said Leslie Trigg, President and Chief Executive Officer. “Today, Outset is in a stronger position both financially and operationally than ever before. We are very pleased with the company’s outperformance through the first half of 2021 and look forward to continuing to drive traction in the market.”

“I also look forward to working more closely with Nabeel, who, given his tenure here at Outset, and broad expertise across a variety of finance roles was a natural fit to act as CFO on an interim basis,” Ms. Trigg continued.

Nabeel joined Outset in May 2020 as the company’s Vice President, Controller. Prior to joining the company, Nabeel served as Vice President, Finance at 8x8, Inc. (NYSE: EGHT), a communications platform provider and as Vice President, Finance at Vocera Communications, Inc. (NYSE: VCRA). Previously, he held various leadership positions in accounting and finance, including as CFO of Wanderful Media as well as CFO of MarketTools, Inc. Earlier in his career, Nabeel held various positions of increasing responsibility at Ernst & Young LLP and eBay, Inc. (NASDAQ: EBAY). Mr. Ahmed holds a Bachelor of Commerce from Laurentian University and an MBA from The Wharton School, University of Pennsylvania.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the company’s possible or assumed future results of operations and financial position, including expectations regarding projected revenues. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the company’s filings with the Securities and Exchange Commission, including its most recent annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

The financial information contained in this press release is a preliminary estimate and subject to change or adjustment in connection with the completion of the company’s quarter-end closing process and the preparation of its unaudited financial statements for the second fiscal quarter of 2021, which will be contained in the company’s related Quarterly Report on Form 10-Q.

Contact

Lynn Lewis or Brian Johnston

Gilmartin Group

investors@outsetmedical.com